EXHIBIT (13)

POWERS OF ATTORNEY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Mark Pinocci, a Chief Compliance Officer of Transamerica Advisors Life Insurance Company, an Arkansas corporation, do hereby appoint Alison Ryan and Brian Stallworth, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts and modified guaranteed annuities listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.

Registrant	Product Name	SEC 1940 File Number
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Retirement Plus®	811-06459
Merrill Lynch Life Variable Annuity Separate Account B	Merrill Lynch Retirement Plus®	811-06546
Merrill Lynch Life Variable Annuity Separate Account D	Merrill Lynch Investor Choice AnnuitySM (IRA Series)	811-21127

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of July, 2018.

/s/ Mark Pinocci
Mark Pinocci
Chief Compliance Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Katherine A. Schulze, a Director, Chief Ethics Officer and Associate General Counsel of Transamerica Advisors Life Insurance Company, an Arkansas corporation, do hereby appoint Alison Ryan and Brian Stallworth, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts and modified guaranteed annuities listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.

Registrant	Product Name	SEC 1940 File Number
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Retirement Plus®	811-06459
Merrill Lynch Life Variable Annuity Separate Account B	Merrill Lynch Retirement Plus®	811-06546
Merrill Lynch Life Variable Annuity Separate Account D	Merrill Lynch Investor Choice AnnuitySM (IRA Series)	811-21127

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of July, 2018.

/s/ Katherine A. Schulze
Katherine A. Schulze
Director, Senior Vice President and Deputy General Counsel